Exhibit (4)(oo)

SUB-ADVISORY AGREEMENT

Agreement dated as of January 10, 2019 between UBS Asset Management (Americas) Inc. (“UBS AM”), a Delaware corporation, and Jacobs Levy Equity Management, Inc. (“Sub-Adviser”), a New Jersey corporation (the “Agreement”).

RECITALS

(1)                                 UBS AM has entered into a Management Agreement dated as of August 1, 2008 (“Management Agreement”), with PACE’ Select Advisors Trust (“Trust”), an open-end management investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”), with respect to PACE” Small/Medium Co Growth Equity Investments (“Portfolio”); and

(2)                                 UBS AM is authorized to retain one or more sub-advisers to furnish certain investment advisory services to UBS AM and the Portfolio;

(3)                                 UBS AM desires to retain the Sub-Adviser to furnish certain investment advisory services to UBS AM and the Portfolio or a designated portion of the assets (“Segment”) of the Portfolio; and

(4)                                 The Sub-Adviser is willing to furnish such services;

Now therefore, in consideration of the premises and mutual covenants herein contained, UBS AM and the Sub-Adviser agree as follows:

1.                                      Appointment. UBS AM hereby appoints the Sub-Adviser as an Investment sub-adviser with respect to the Portfolio or Segment for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.

2.                                      Duties as Sub-Adviser.

(a)                                 Subject to the supervision and direction of the Trust’s Board of Trustees (the “Board”) and review by UBS AM, and any written guidelines adopted by the Board or UBS AM, the Sub-Adviser will provide a continuous investment program for the Portfolio or Segment, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Portfolio or Segment. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Portfolio or Segment. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for placing other related transactions for the Portfolio or Segment. The Sub-Adviser understands that the Portfolio’s assets need to be managed so as to permit the Portfolio to qualify or to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended (“Code”). The Sub-Adviser will provide services under this Agreement in accordance with the Portfolio’s investment objective, policies and restrictions as stated in the Trust’s currently effective registration statement under the 1940 Act, and any amendments or supplements thereto (“Registration Statement”). The Sub-Adviser, on each business day, shall provide UBS AM and the Trust’s custodian such information as UBS AM and the Trust’s custodian may reasonably request relating to all transactions concerning the Portfolio or Segment.

All directions of the Board, written guidelines adopted by the Board or UBS AM, or changes in the Portfolio’s investment objective, policies and restrictions, If applicable to the Sub-Adviser, shall be communicated in writing to the Sub-Adviser. UBS AM agrees to provide to the Sub-Adviser copies of such directions of the Board, written guidelines adopted by the Board or UBS AM, and any changes in the Portfolio’s investment objective, policies and restrictions as soon as practicable after such materials become available.

UBS AM hereby designates and appoints the Sub-Adviser as its and the Portfolio’s limited purpose agent and attorney-In-fact, without the need for further prior approval of UBS AM (except as expressly provided for herein or as may be required by law) to make and execute, in the name and on behalf of the Portfolio, all agreements, instruments and other documents and to take all such other action which the Sub-Adviser considers necessary or advisable to carry out its duties hereunder. By way of example and not by way of limitation, in connection with any purchase for the Portfolio or Segment of securities or instruments that are not registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), the Sub-Adviser shall have the full power and authority, among other things, to: (i) commit to purchase such securities for the Portfolio on the terms and conditions under which such securities are offered; (ii) execute such account opening and other agreements, instruments and documents (including, without limitation, purchase agreements, subscription documents, ISDA and other swap and derivative documents), and make such commitments, as may be required in connection with the purchase and sale of such securities or instruments; (iii) represent that the Portfolio is an “accredited investor as defined in Rule 501 (a) of Regulation D under the Securities Act and a “Qualified Institutional Buyer” as defined in Rule 144A (a) (1) (i) under the Securities Act; and (iv) commit that such securities will not be offered or sold by the Portfolio except in compliance with the registration requirements of the Securities Act or an exemption therefrom. For the avoidance of doubt, the Sub-Adviser may: (i) exercise or abstain from exercising any option, privilege or right attaching to any asset in the Portfolio and (ii) effect the tender, exchange, conversion, or other transactions with respect to any security or asset held in the Portfolio. This power-of-attorney is a continuing power-of-attorney and shall remain in full force and effect until revoked by UBS AM or the Trust in writing, but any such revocation shall not affect any transaction initiated prior to receipt by the Sub-Adviser of such notice.

When investing in non-US securities, the Sub-Advisor is responsible for identifying and complying with all applicable laws and regulations of the jurisdiction in which the security is traded. The Sub-Advisor shall use the degree of care, diligence and skill that a reasonably prudent investment manager would exercise under the circumstances not to establish or add to existing positions in securities that are subject to any applicable foreign ownership limits or levels (“FOL”) at a time when it is reasonably foreseeable that such purchases will have to be sold due to FOL limits or levels.

(b)                                 The Sub-Adviser agrees that it will not consult with any other sub-adviser (“Other Sub-Adviser”) for the Trust or Portfolio concerning any transaction by the Portfolio or Segment in securities or other assets, including (i) the purchase by the Portfolio or Segment of a security issued by the Other Sub-Adviser, or an affiliate of the Other Sub-Adviser, to the Trust or Portfolio except as permitted by the 1940 Act or (ii) transactions by the Portfolio or Segment in any security for which the Other Sub-Adviser, or its affiliate, is the principal underwriter.

(c)                                  Unless otherwise instructed by UBS AM or the Trust, the Sub-Adviser agrees that it will be responsible for voting proxies of issuers of securities held by the Portfolio or Segment. The Sub-Adviser further agrees that it will adopt written proxy voting procedures that shall comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended (“Advisers Act”) (“Proxy Voting Policy”), and that shall be acceptable to the Board. The Sub-Adviser shall also provide its Proxy Voting Policy, and if requested by UBS AM, a summary of such Proxy Voting Policy for inclusion in the Trust’s registration statement, and will provide UBS AM with any material amendment to the Proxy Voting Policy within a reasonable time after such amendment has taken effect. The Sub-Adviser further agrees that it will provide the Board on or before August 1st of each year, or more frequently as the Board may reasonably request, with a written report of the proxies voted during the most recent 12-month period ending June 30, or such other period as the Board may designate, in a format that shall comply with the 1940 Act and that shall be acceptable to the Board.

(d)                                 The Sub-Adviser agrees that upon the request of UBS AM or the Board, Sub-Adviser shall exercise the rights incident to the securities held by the Portfolio or Segment in the context of a bankruptcy or other reorganization. The Sub-Adviser further agrees that it will keep UBS AM fully informed about any such actions that it intends to take. The Sub-Adviser shall not be responsible for exercising rights incident to the securities held by the Portfolio or Segment in the context of a class action or other litigation.

(e)                                  The Sub-Adviser agrees that it will place orders with brokers (selected by it) in accordance with best execution policies, taking into account best price as an important factor in this decision, provided that, on behalf of the Portfolio or Segment, the Sub-Adviser may, in its discretion, use brokers that provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Portfolio or Segment, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Adviser’s determination in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Portfolio or Segment and its other clients and that the total commissions paid by the Portfolio or Segment will be reasonable in relation to the benefits to the Portfolio or Segment over the long term. In no instance will portfolio securities be purchased from or sold to UBS AM or the Sub-Adviser, the Trust’s principal underwriter, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. UBS AM will provide the Sub-Adviser with the name of the Trust’s principal underwriter and all affiliated parties of such underwriter and UBS AM, and the Sub-Adviser may rely on that list in its compliance with the previous sentence with respect to such parties. The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Portfolio or Segment with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Portfolio or Segment and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price, amount and cost among all such accounts in a manner believed to be equitable over time to each account. UBS AM recognizes that in some cases this procedure may adversely affect the results obtained for the Portfolio or Segment.

Subject to the Sub-Adviser’s obligations to seek best execution, UBS AM agrees that the Sub-Adviser, in its sole discretion, may place transactions on behalf of the Portfolio or Segment and the Trust with any broker-dealer deemed to be an affiliate (including affiliated FCMs) of the Sub-Adviser (the “Affiliated Broker-Dealers”) so long as such transactions are effected In conformity with the requirements (including any applicable exemptions and administrative interpretations set forth in Part 2A of the Sub-Adviser’s Form ADV Registration Statement on file with the Securities and Exchange Commission (“Form ADV”)) of Section 11(a)(1)(H) of the Securities Exchange Act of 1934 (the “1934 Act”), and in compliance with Rules 17e-1 or 10f-3 under the 1940 Act or other applicable rules and the Trust’s policies and procedures thereunder. In all such dealings, the Affiliated Broker-Dealers shall be authorized and entitled to retain any commissions, remuneration or profits which may be made in such transactions and shall not be liable to account for the same to UBS AM, the Portfolio or the Trust. In the event Sub-Adviser becomes affiliated (as deemed under the federal securities laws) with a broker-dealer during the term of this Agreement, Sub-Adviser shall obtain the approval of the Trust’s Board of Trustees prior to commencement of transactions with such broker-dealer on behalf of the Portfolio or the Trust.

UBS AM further authorizes the Sub-Adviser and its Affiliated Broker-Dealers to execute agency cross transactions (the “Cross Transactions”) on behalf of the Portfolio and the Trust. Cross Transactions are

transactions which may be effected by the Affiliated Broker-Dealers acting for both the Portfolio or the Trust and the counterparty to the transaction. Cross Transactions enable the Sub-Adviser to purchase or sell a block of securities for the Portfolio or the Trust at a set price and possibly avoid an unfavorable price movement that may be created through entrance into the market with such purchase or sale order. UBS AM, the Portfolio and the Trust should be aware, however, that in a Cross Transaction an Affiliated Broker-Dealer will be receiving commissions from both sides of the trade and, therefore, there is a potentially conflicting division of loyalties and responsibilities. Sub-Adviser shall effect such Cross Transactions in compliance with Rule 206(3)-2 under the Advisers Act, Rule 17a-7 under the 1940 Act, and any other applicable provisions of the federal securities laws and shall provide UBS AM with periodic reports describing such agency cross transactions. UBS AM understands that the authority of the Sub-Adviser to execute agency Cross Transactions for the Portfolio is terminable at will without penalty, effective upon receipt by the Sub-Adviser of written notice from UBS AM, and that the failure to terminate such authorization will result in its continuation.

Information about the Sub-Adviser’s brokerage practices is set forth in Part 2A of its Form ADV.

(f)                                   The Sub-Adviser shall maintain separate detailed records of all matters pertaining to the Portfolio or Segment, including, without limitation, brokerage and other records of all securities transactions. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act that are prepared or maintained by the Sub-Adviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust upon request. The Sub-Adviser may retain copies of all such records. The Sub-Adviser further agrees to preserve for the periods prescribed in Rule 31a-2 under the 1940 Act the records required to be maintained under Rule 31a-1 under the 1940 Act, and will furnish the Board and UBS AM with such periodic and special reports as the Board or UBS AM may request.

(g)                                  At such times as shall be reasonably requested by the Board or UBS AM, the Sub-Adviser will provide the Board and UBS AM with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Portfolio or Segment and make available to the Board and UBS AM any economic, statistical and investment reports that the Sub-Adviser normally makes available to its institutional or other customers.

(h)                                 In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting the Board and UBS AM in the fair valuation of all portfolio securities in the Portfolio or Segment and will use its reasonable efforts to arrange for the provision of a price or prices from one or more parties independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

The Sub-Adviser also will provide such information or perform such additional acts as are customarily performed by a Sub-Adviser and may be required for the Trust or UBS AM to comply with their respective obligations under applicable federal securities laws, including, without limitation, the 1940 Act, the Advisers Act, the 1934 Act, the Securities Act, and any rule or regulation thereunder.

(i)                                     The Sub-Adviser shall provide reasonable assistance to UBS AM and the Fund’s custodian with respect to the custody of the Portfolio assets. For the avoidance of doubt, Sub-Adviser shall not be acting as custodian of the Portfolio assets at any time and shall have no other responsibility or obligation with respect to the custody of the Portfolio assets except as described herein.

3.                                      Further Duties. In all matters relating to the performance of this Agreement, the Sub-Adviser will seek to act in conformity with the Trust’s Trust Instrument, By-Laws and Registration Statement, the Trust’s policies and procedures for compliance by the Trust with the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act) provided to the Sub-Adviser (together, the “Trust Compliance Procedures”) and with the written instructions and written directions of the Board and UBS AM, and will comply with the requirements of the 1940 Act, and the Advisers Act, and the rules under each, the Code, and all other federal and state laws and regulations applicable to the Trust and the Portfolio (each to the extent applicable to the Sub-Adviser and the Segment). UBS AM agrees to provide to the Sub-Adviser copies of the Trust’s Trust Instrument, By-Laws, Registration Statement, Trust’s Compliance Procedures, written instructions and directions of the Board and UBS AM, and any amendments or supplements to any of these materials as soon as practicable after such materials become available. UBS AM further agrees to identify to the Sub-Adviser in wilting any broker-dealers that are affiliated with UBS AM (other than UBS Financial Services Inc. and UBS Asset Management (US) Inc.).

In order to assist the Trust and the Trust’s Chief Compliance Officer (the “Trust CCO”) to satisfy the requirements contained in Rule 38a-1. under the 1940 Act, the Sub-Adviser shall provide to the Trust CCO: (i) direct access to the Sub-Adviser’s chief compliance officer and/or other senior compliance personnel, as reasonably requested by the Trust CCO; (ii) quarterly reports confirming that the Sub-Adviser has complied with the Trust Compliance Procedures in managing the Portfolio or Segment; and (Hi) quarterly certifications that there were no Material Compliance Matters (as that term is defined by Rule 38a-1(e)(2)) that arose under the Trust Compliance Procedures that related to the Sub-Adviser’s management of the Portfolio or Segment.

The Sub-Adviser shall promptly provide the Trust CCO with copies of: (i) the Sub-Adviser’s policies and procedures for compliance by the Sub-Adviser with the Federal Securities Laws (together, the “Sub-Adviser Compliance Procedures”), and (ii) any material changes to the Sub-Adviser Compliance Procedures. The Sub-Adviser shall provide information requested by the Trust CCO related to the Trust CCO’s performance of the Trust CCO’s responsibilities under Rule 38a-1 to review, evaluate and report to the Trust’s Board on the operation of the Sub-Adviser Compliance Procedures, and shall promptly report to the Trust CCO any Material Compliance Matter arising under the Sub-Adviser Compliance Procedures involving the Portfolio or Segment. The Sub-Adviser shall provide to the Trust CCO: (i) monthly and quarterly reports confirming the Sub-Adviser’s compliance with the Sub-Adviser Compliance Procedures in managing the Portfolio or Segment, and (H) quarterly certifications that there were no Material Compliance Matters involving the Sub-Adviser that arose under the Sub-Adviser Compliance Procedures that affected the Portfolio or Segment. At least annually, the Sub-Adviser shall provide a certification to the Trust CCO to the effect that the Sub-Adviser has in place and has implemented policies and procedures that are reasonably designed to ensure compliance by the Sub-Adviser with any applicable Federal Securities Laws, subject to any applicable regulatory interpretation.

The Sub-Adviser will promptly provide UBS AM with reasonable information (including information that is required to be disclosed in the Trust’s registration statement) with respect to the portfolio managers responsible for the Portfolio or Segment and any changes in the portfolio managers responsible for the Portfolio or Segment.

The Sub-Adviser will promptly notify UBS AM of any pending investigation of the Sub-Adviser by a regulatory authority, or any material litigation, administrative proceeding or any other significant regulatory inquiry that, in each case, could reasonably be expected to impact the Sub-Adviser’s duties hereunder.

The Sub-Adviser will, at UBS AM’s expense, promptly and reasonably cooperate with UBS AM and/or the Trust in responding to any regulatory or compliance examinations or inspections (including information requests) relating to the Trust, the Portfolio or UBS AM brought by any governmental or regulatory authorities having appropriate jurisdiction (including, but not limited to, the Securities and Exchange Commission (“SEC”)).

4.                                      Expenses. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it on its behalf in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust, the Portfolio or UBS AM, except as otherwise specifically provided herein. All expenses that are attributable to any investments in the Portfolio, or the purchase or sale of any investment in the Portfolio, and all transaction costs for the Portfolio, including, without limitation, commission expenses, interest on borrowings, taxes and stock transfer fees, shall be deducted from the assets of the Portfolio or otherwise paid by UBS AM. Further, it is understood that UBS AM or the Trust may itself engage certain service providers for the Portfolio such as a custodian, and UBS AM or the Trust will bear the fees or expenses charged by such service providers.

Upon request by UBS AM, Sub-Adviser agrees to reimburse UBS AM or the Trust for costs associated with generating and distributing any Registration Statement (as defined herein) for when the Sub-Adviser is given a copy of a draft of such Registration Statement and fails to promptly disclose to UBS AM facts then known to the Sub-Adviser or its personnel that would require disclosure (or amendments to disclosure) in the Fund’s Registration Statement in time for such disclosure or amendments to disclosure to be included in such Registration Statement. The Sub-Adviser shall bear all reasonable expenses of the Trust, if any, that are directly related to the Trust’s compliance with applicable law due to an assignment or change in control of the Sub-Adviser.

5.                                      Compensation.

(a)                                 For the services provided and the expenses assumed by the Sub-Adviser pursuant to this Agreement, UM AM, not the Portfolio, will pay to the Sub-Adviser a fee, computed daily and payable monthly, at an annual rate of % of the average daily net assets of the Portfolio or Segment allocated to its management (computed in the manner specified in the Management Agreement), and will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed. If the Sub-Adviser is managing a Segment, its fees will be based on the value of the assets of the Portfolio within the Sub-Adviser’s Segment.

(b)                                 The fee shall be accrued daily and payable monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.

(c)                                  For those periods in which UBS AM has agreed to waive all or a portion of its management fee, UBS AM may ask the Sub-Adviser to waive the same proportion of its fees, but the Sub-Adviser is under no obligation to do so.

(d)                                 If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be pro-rated according to the proportion which such period bears to the full month in that such effectiveness or termination occurs.

6.                                      Limitation of Liability.

(a)                                 The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio, the Trust or its shareholders or by UBS AM in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

(b)                                 In no event will the Sub-Adviser have any responsibility for any other portfolio of the Trust, for any portion of the Portfolio not managed by the Sub-Adviser or for the acts or omissions of any Other Sub-Adviser to the Trust or Portfolio. In particular, in the event the Sub-Adviser shall manage only a Segment of the Portfolio, the Sub-Adviser shall have no responsibility for the Portfolio’s being in violation of any applicable law or regulation or investment policy or restriction applicable to the Portfolio as a whole or for the Portfolio’s failing to qualify as a regulated investment company under the Code, if the securities and other holdings of the Segment of the Portfolio managed by the Sub-Adviser are such that such Segment would not be in such violation or fail to so qualify if such Segment were deemed a separate series of the Trust or a separate regulated investment company under the Code, unless such violation was due to the Sub-Advisers failure to comply with written guidelines adopted by the Board or UBS AM and provided to the Sub-Adviser.

Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.

7.                                      Representations of Sub-Adviser. The Sub-Adviser represents, warrants and agrees as follows:

(a)                                 The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify UBS AM of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

(b)                                 The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act and will provide UBS AM and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, a duly authorized officer of the Sub-Adviser shall certify to UBS AM that the Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no material violation of the Sub-Adviser’s code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon request, the Sub-Adviser will provide UBS AM with additional information with respect to material violations of the Sub-Adviser’s code of ethics. The Sub-Adviser will be required to provide Information related to its employees only if there was a material violation of the Sub-Adviser’s code of ethics by an employee involved in the day-to-day operation of the Portfolio, and such requested information directly relates to such material violation.

(c)                                  The Sub-Adviser has provided UBS AM with a copy of its Form ADV, as most recently filed with the SEC, and promptly will furnish a copy of all amendments to UM AM at least annually. UBS AM acknowledges receipt of such Form ADV.

(d)                                 The Sub-Adviser will notify UM AM of any change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Portfolio or senior management of the Sub-Adviser listed in Schedule A of Form ADV, in each case prior to or as soon after such change as possible.

(e)                                  The Sub-Adviser agrees that neither it nor any of its affiliates, will in any way refer directly or indirectly to its relationship with the Trust, the Portfolio, UBS AM or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of UBS AM.

(f)                                   The Sub-Adviser hereby represents that it has implemented policies and procedures designed to enable it to comply with Section 13 hereof. The Sub-Adviser further represents that it implemented policies and procedures to prevent it, its employees and agents from trading on the basis of any material non-public information provided by UBS AM, the Trust, their affiliates or agents.

(g)                                  the Sub-Adviser hereby represents, warrants and agrees that: (1) it is registered with the Commodity Futures Trading Commission (the “CFTC”) as a commodity trading advisor and is a member of the National Futures Association (the “NFA”) if required in light of the nature of Its activities, and will continue to be so registered, if required, for so long as this Agreement remains in effect; (2) it will comply with the Commodity Exchange Act (the “CEA”) and the rules of the CFTC and the NFA to the extent applicable; and (3) it will provide all information reasonably required by UBS AM to fulfill any disclosure and reporting obligations of UBS AM with respect to the Portfolio under the CEA and the rules of the CFTC and the NFA.

(h)                                 The Sub-Adviser hereby represents and warrants that It has, as applicable, (i) a sanctions policy in place and communicated to all employees and (ii) adequate sanctions compliance controls reasonably designed to ensure compliance with US, UN, EU and Swiss sanctions laws and regulations and local applicable sanctions laws (the “Sanctions Laws”). The Sub-Adviser further represents and warrants that (i) it will not undertake investments or engage in activity that involves either directly or indirectly countries, regimes, jurisdictions or sanctioned parties (individuals / entities) subject to any Sanctions Laws and (ii) will not invest in securities / issuers mentioned on the “Sanctions Securities List (SSSL)” and the list of “Companies Verifiably Involved in Controversial Weapons (Ethix List)” provided by UBS and updated from time to time.

8.                                      Representations of UBS AM. UBS AM represents, warrants and agrees as follows:

(a)                                 The Trust is and will continue to be the owner of all assets in the Portfolio, and there are and will continue to be no restrictions on the pledge, hypothecation, transfer, sale or public distribution of such assets, except as provided under the 1940 Act.

(b)                                 UBS AM understands that the strategies employed by the Sub-Adviser involve risk of loss.

(c)                                  None of UBS AM, the Trust or the Portfolio are relying on the Sub-Adviser with respect to any legal, tax, regulatory, economic or other consideration in connection with this appointment and this appointment is consistent with the Trust and the Portfolio’s investment purposes and objectives.

(d)                                 UBS AM has advised the Sub-Adviser in writing of any provisions of any documents that are relevant to the performance of the Sub-Adviser’s duties and responsibilities under this Agreement, and all limitations and restrictions which might in any manner affect the Sub-Adviser’s duties under this Agreement as imposed by laws, regulations, rules or documentation applicable to the Trust or the Portfolio have been communicated in writing to the Sub-Adviser.

(e)                                  UBS AM has adopted and will maintain policies and procedures designed to comply with all applicable anti-money laundering laws and regulations, including policies and procedures designed to ensure that (I) the monies used to fund the Portfolio are not derived from, invested for the benefit of, or related in any way to, the governments of, or persons within, any country under a U.S. embargo enforced by the Office of Foreign Assets Control (OFAC), (ii) the monies used to fund the Portfolio have not been and will not be derived from or related to any Illegal activities, including but not limited to, money laundering activities or a country embargoed by the United States; and (iii) the proceeds from the Portfolio will not be used to finance any illegal activities.

9.                                      Services Not Exclusive. The services furnished by the Sub-Adviser hereunder are not to be deemed exclusive, and except as the Sub-Adviser may otherwise agree in writing, the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing In this Agreement shall limit or restrict the right of any director, officer or employee of the Sub-Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

UBS AM agrees that the Sub-Adviser and/or any of its employees may give advice or exercise investment responsibility and take other action with respect to another account (including proprietary accounts, an “Other Account”) which may differ from (or may be the same as) the advice given or the timing or nature of action taken with respect to the Portfolio, provided, that, the Sub-Adviser acts at all times in accordance with its fiduciary obligations to the Portfolio. UBS AM acknowledges that one or more of the Other Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Portfolio may have an interest from time to time, whether in transactions which may involve the Portfolio or otherwise. The Sub-Adviser shall have no obligation to acquire or sell for the Portfolio a position in any investment which any Other Account may acquire or sell, and the Portfolio shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Other Account or otherwise.

10.                               Duration and Termination.

(a)                                 This Agreement shall become effective upon the date first above written, provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those trustees of the Trust who are not parties to this Agreement or interested persons of any such party (“Independent Trustees”), cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Portfolio’s outstanding voting securities, unless UBS AM has authority to enter into this Agreement pursuant to exemptive relief from the SEC without a vote of the Portfolio’s outstanding voting securities.

(b)                                 Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from its effective date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Portfolio,

(c)                                  Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio on 30 days written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by UBS AM; (i) upon 120 days written notice to the Sub-Adviser; (ii) upon material breach by the Sub-Adviser of any of the representations, warranties and agreements set forth in Paragraph 7 of this Agreement (with notice by UBS AM); or (iii) Immediately If, in the reasonable judgment of UBS AM, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Portfolio (with notice by UBS AM). The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on 120 days written notice to UBS AM. This Agreement will terminate automatically in the event of its assignment or upon termination of the Management Agreement, as it relates to this Portfolio.

11.                               Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. To the extent required by applicable law, no amendment of this Agreement shall be effective until approved (i) by a vote of a majority of the Independent Trustees, and (H) if the terms of this Agreement shall have changed, by a vote of a majority of the Portfolio’s outstanding voting securities (except in the case of (ii), pursuant to the terms and conditions of the SEC order permitting it to modify the Agreement without such vote).

12.                               Governing Law. This Agreement shall be construed in accordance with the 1940 Act and the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

13.                               Confidentiality. The Sub-Adviser will treat as proprietary and confidential any information obtained in connection with its duties hereunder, including all records and information pertaining to the Portfolio and its prior, present or potential shareholders. The Sub-Adviser will not use such information for any purpose other than the performance of its responsibilities and duties hereunder. Such information may not be disclosed except (i) after prior notification to and approval in writing by the Portfolio, (ii) in the Sub-Adviser’s presentations of the performance of and/or information related to the applicable strategy, provided that such information is given on an anonymous basis, (iii) to UBS AM, the Trust’s custodian, brokers executing transactions for the Portfolio or other persons expressly designated by UBS AM, or (iv) if such disclosure is required by applicable law or regulation or expressly required or requested by applicable federal or state or other regulatory authorities.

Notwithstanding the foregoing, any investment recommendations and any information relating to the Sub-Adviser’s business or operations, investment performance, investment process, models and trading activity is the Sub-Adviser’s proprietary and confidential information (“Sub-Adviser Confidential Information”). UBS AM (including the Trust and the Portfolio) shall not use or disclose such Sub-Adviser Confidential Information except to the extent necessary to carry out its responsibilities in managing and administering the Portfolio or as otherwise required by law.

14.                               Use of Name.

(a)                                 It is understood that the names UBS and PACE or any derivative thereof or logo associated with that name is the valuable property of UBS AM and/or its affiliates, and that Sub-Adviser has the right to use such name (or derivative or logo) only with the approval of UBS AM and only so long as UBS AM is Manager to the Trust and/or the Portfolio.

(b)                                 It is understood that the names Jacobs Levy, Jacobs Levy Equity Management, Inc. or any derivative thereof or logo associated with those names, are the valuable property of the Sub-Adviser and its affiliates and that the Trust and/or the Portfolio have the right to use such names (or derivative or logo) in offering materials of the Trust with the approval of the Sub-Adviser and for so long as the Sub-Adviser is a Sub-Adviser to the Portfolio. Upon termination of this Agreement, the Trust shall forthwith cease to use such names (or derivatives or logo).

15.                               Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms majority of the outstanding voting securities, affiliated person, interested person, assignment, broker, investment adviser, net assets, sale, sell and security shall have the same meanings as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart. This Agreement constitutes the entire agreement between the parties with respect to the subject matter covered herein and supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof.

16.                               Notices. Any notice herein required is to be in writing and is deemed to have been given to the Sub-Adviser or UBS AM upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Agreement will be delivered by personal service or by postage mail return receipt requested. All notices provided to UBS AM will be sent to the attention of: General Counsel, UBS Asset Management (Americas) Inc., One North Wacker Drive, Chicago, 11.60606 and with a copy to PACE Select Advisors Trust, 1285 Avenue of the Americas, New York, NY 10019, Attention: President. All notices provided to the Sub-Adviser will be sent to the attention of: Bruce I. Jacobs and Kenneth N. Levy, Jacobs Levy Equity Management, Inc., 100 Campus Drive, P.O. Box 650, Florham Park, New Jersey 07932-0650 with copy to General Counsel.

17.                               Survival. The provisions of this Agreement shall survive the termination or expiration of this Agreement with respect to any matter existing prior to such termination or expiration. All payment obligations arising during the term of this Agreement shall continue until satisfied. Notwithstanding the foregoing, the provisions of Sections 2(d), 6, 12, 13, 16 and 17 shall survive the termination or expiration of this Agreement, in accordance with the terms thereof.

18.                               Proprietary Information. Notwithstanding anything herein to the contrary and except as may be required for the Trust or UBS AM to comply with their respective obligations under applicable federal securities laws, including, without limitation, the 1940 Act, the Advisers Act, the 1934 Act, the Securities Act, and any rule or regulation thereunder, the Sub-Adviser shall not be required to disclose information

(a) which discloses the identity of, and other account information regarding, other clients of the Sub-Adviser or (b) regarding certain types of proprietary Information, including the Sub-Adviser’s investment process, models or systems and output or analyses related thereto.

19.                               Good Faith Discussion. If the Sub-Adviser reasonably objects to or has difficulty complying with (a) any direction or instruction of the Board or UBS AM, (b) any written guideline adopted by the Board or UBS AM, or (c) any change in the Portfolio’s investment objective, policies or restrictions, UBS AM agrees to discuss those objections or difficulties with the Sub-Adviser in good faith.

In witness whereof, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

UBS Asset Management (Americas) Inc.
1285 Avenue of the Americas
New York, NY 10019

Attest:

By:	/s/ Eric Sanders	By:	/s/ Keith A. Weller
Name:	Eric Sanders	Name:	Keith A. Weller
Title:	Director	Title:	Executive Director & Senior Associate General Counsel

Jacobs Levy Equity Management Inc.
100 Campus Drive
P.O. Box 650
Florham Park, NJ 07932

Attest:

By:	/s/ Jason Hoberman	By:	/s/ Kenneth N. Levy
Name:	Jason Hoberman	Name:	Kenneth N. Levy
Title:	General Counsel & Chief Compliance Officer	Title:	Vice President